UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2011

Commission file number 333-113658

Sensus (Bermuda 2) Ltd.	Sensus USA Inc.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8601 Six Forks Road, Suite 700, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 14, 2011 at approximately 2:00 p.m. (EDT), Sensus USA Inc. (the “Company”) is scheduled to meet with potential lenders in connection with the Company’s contemplated new senior secured credit facilities, which are expected to refinance the Company’s existing senior secured credit facilities, and its previously announced cash tender offer to purchase any and all of the $275 million principal amount of the Company’s 8-5/8% Senior Subordinated Notes due 2013. The Company expects to present the following information at this meeting and at other similar near-term meetings and presentations:

•	The Company ended the fiscal year with a record backlog of $151 million, up from $138 million at December 31, 2010, on the strength of smart grid contract orders.

•

Total debt and cash on hand at March 31, 2011 was $451 and $38 million, respectively, resulting in Net Debt of $413 million, a $42 million reduction from Net Debt of $455 million (total debt of $480 million and cash on hand of $25 million) at December 31, 2010.

•

The Company has not finalized the audit of its financial results for the fiscal year ended March 31, 2011. However, Net Sales is trending marginally lower than the $844 million record Net Sales for the fiscal year ended March 31, 2010, primarily due to the timing of shipments under smart grid contracts in the second half of the fiscal year. Net Sales for the fourth quarter is expected to be approximately $20 million or 8% down from the historic record quarter for the Company in the comparative period and fourth quarter EBITDA is expected to be below the prior year in line with the reduction in Net Sales.

All statements in this Form 8-K, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A (SEC File No. 333-113658) for the fiscal year ended March 31, 2010 as filed with the Securities and Exchange Commission on December 17, 2010, include any future restatements of our consolidated financial statements, our inability to maintain effective internal controls over financial reporting, the Company’s susceptibility to macroeconomic downturns in the United States and abroad, conditions in the residential, commercial and industrial construction markets and in the automotive industry, the Company’s dependence on new product development and intellectual property, the Company’s dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, the Company’s substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be incorporated or deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: April 14, 2011	By:	/s/ Peter Mainz
		Name:	Peter Mainz
		Title:	Chief Executive Officer & President

SENSUS USA INC.

Dated: April 14, 2011	By:	/s/ Peter Mainz
		Name:	Peter Mainz
		Title:	Chief Executive Officer & President